EXHIBIT 99.1

Contacts:	ProsoftTraining Robert Gwin, CEO 602-794-4199 or investors@prosofttraining.com Trinity Learning Corporation Douglas Cole, CEO 510-540-9300

ProsoftTraining Announces Merger with Trinity Learning

Combination Creates Global Learning Company

Phoenix, Arizona – February 23, 2004 - ProsoftTraining (Nasdaq: POSO) and Trinity Learning Corporation (OTC: TTYL) today announced they have entered into a definitive plan of merger to create a global learning company. At closing, Prosoft will change its name and corporate identity to Trinity Learning Corporation. Prosoft and its divisions will retain their existing brand names and identities in their current markets.

Following the transaction, the combined company will have an expanded international sales organization and a comprehensive portfolio of products and services related to workplace learning, human capital development, and online education, including information technology and computer training. The proposed merger will create a global learning company with operating subsidiaries or sales offices in the United States, Australia, South Africa, Scandinavia, the United Kingdom, and throughout the Asia-Pacific region. The company will continue to execute upon Trinity Learning’s strategy to acquire and integrate companies that serve major customers in global workplace learning and education markets. It will have substantial reach into governmental, non-governmental, corporate, academic and learning center markets and expects to pursue operating and sales integration opportunities to drive growth across multiple products and channels.

“The merger with Trinity Learning is a tremendous development for our shareholders, our customers and our employees,” stated Robert Gwin, Chairman and CEO of Prosoft. “The merger more than doubles the size of the company and will establish international channels for our existing content and certification products, provide better access to capital resources to fund our compelling domestic growth opportunities, and enhance the scale and diversification of our existing operations. As a truly global learning company, we will be able to play a major role in extending the value of certifications to new industries, customers and students around the world. Today’s announcement is indicative of our continuing efforts to enhance shareholder value and create growth opportunities.”

The transaction has been unanimously approved by both Boards of Directors and is subject to various closing conditions, including shareholder approval by each company, regulatory approval, satisfactory agreements being reached with certain secured creditors, and other customary conditions. The consummation of the Merger is also subject to the approval of the effectiveness of the Form S-4 Registration Statement to be filed by Prosoft, which will register the shares of Prosoft to be issued to stockholders of Trinity Learning. The stockholder meeting dates for Trinity Learning and Prosoft shareholders will be announced at a later date.

Under the terms of the agreement, Prosoft will issue one share of common stock in exchange for each outstanding Trinity Learning common share and will assume Trinity’s obligations under its existing warrant and option agreements and convertible notes. At closing, current Trinity Learning shareholders will have a majority interest in the combined company, with the exact amount of the interest to be determined based upon the number of shares issued to Trinity shareholders prior to the Merger as a result of their exercise of outstanding warrants and options and conversion of notes. The Board of Directors of the merged company will consist of eight members, six of whom will be appointed by the current stockholders of Trinity Learning. The transaction is expected to close in the first half of 2004. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. No other terms and conditions were disclosed.

“Prosoft’s operations in the U.S. provide Trinity Learning with a successful domestic platform to drive the integration of the international acquisitions completed over the past year. Merging our company with Prosoft provides us with additional management depth and skill, substantially greater domestic revenue immediately, and lower consolidated operating costs, while creating a tremendous revenue growth opportunity in new segments of the learning market. Our shareholders and customers should benefit from this important step in the execution of our company’s strategy,” stated Douglas Cole, Chairman and CEO of Trinity Learning. “We believe we are a leader in the consolidation of the global learning market and believe numerous additional opportunities exist to add profitable and strategic entities to our company.”

Trinity Learning currently offers a unique blend of learning, training and certification products and services ranging from on-line accredited degree programs to world-class safety, health, environment and quality (SHEQ) training. Trinity Learning serves corporations, governments, organizations and individual learners, utilizing a blend of instructional delivery methods, content, and learning management platforms. Trinity Learning has achieved rapid growth through the acquisition of five operating companies, primarily internationally. The aggregate of the audited fiscal year ended June 30, 2003 revenues for the four operating companies that Trinity acquired during 2003 was approximately $12.3 million. This figure excludes Trinity Learning’s most recent acquisition, Virtual Learning Partners (Norway).

Prosoft currently markets a successful line of content and certification products and services for information and communications technology professionals. Among its product lines, Prosoft owns the CIW (Certified Internet Webmaster) certification and the ComputerPREP line of technology training content. The CIW certification program is one of the most recognized professional-level job-role certifications in the information technology field. The program covers job-role skills in web site design and e-commerce, network administration, security, application development, and programming. CIW certifications have been earned by individuals in more than 100 countries. Prosoft has successfully partnered with various organizations to develop and implement industry-specific certification programs and with state and local governments to develop programs designed to integrate industry certifications into mainstream academic curricula.

Additional information pertaining to the proposed merger will be disseminated in statements made by Mr. Cole of Trinity Learning and Mr. Gwin of ProsoftTraining in a conference call scheduled for 5:00 p.m. Eastern Standard Time on Tuesday, February 24, 2003. Stockholders and other interested parties may listen to the conference call by dialing (800) 915-4836 in the United States, or (973) 317-5319 from outside the United States and referencing the “TrinityLearning – Prosoft” conference call. The conference call and replays may also be accessed through the Internet at www.callrci.com/trinity_archive.htm, www.prosofttraining.com or www.trinitylearning.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ProsoftTraining plans to file with the SEC a registration statement on Form S-4 in connection with the transaction and ProsoftTraining and Trinity Learning plan to file with the SEC and mail to their respective stockholders a joint proxy statement/prospectus in connection with the transaction. The registration statement and the joint proxy statement/prospectus will contain important information about ProsoftTraining, Trinity Learning, the transaction and related matters. Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by ProsoftTraining and Trinity Learning through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from ProsoftTraining and/or Trinity Learning by contacting their respective investor relations representatives. ProsoftTraining and Trinity Learning, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the special interests, if any, of the directors and executive officers of ProsoftTraining and Trinity Learning in the transaction described herein will be included in the joint proxy statement/prospectus.

About ProsoftTraining

ProsoftTraining (NASDAQ: POSO) offers content and certifications to enable individuals to develop and validate critical information and communications technology (ICT) workforce skills. Prosoft is a leader in the workforce development arena, working with state and local governments and school districts to provide ICT education solutions for high school and community college students. Prosoft has created and distributes a complete library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide. Prosoft owns the CIW job-role certification program for Internet technologies and the CCNT (Certified in Convergent Network Technologies) certification, and manages the CTP (Convergence Technologies Professional) vendor-neutral certification for telecommunications. To find out more, visit www.ProsoftTraining.com, www.ComputerPREP.com, www.CIWcertified.com and www.CTPcertified.com.

About Trinity Learning Corporation

Trinity Learning Corporation, a publicly held Utah corporation (OTC: TTYL), is a global learning company specializing in technology-enabled training, education, and certification services to major customers in multiple global industries. Trinity Learning is achieving market entry in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in strategic geographic markets and industry segments. During 2003 Trinity Learning acquired control of four operating companies located in the United States, Australia and South Africa, each serving unique segments of the global learning market. During 2004 Trinity Learning seeks to acquire and integrate additional operating companies with established customer bases, proprietary learning systems or content. Trinity Learning is seeking to increase its market penetration and the breadth and depth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales representation around the world. To find out more, visit www.trinitylearning.com.

Forward-Looking Statements

In addition to the historical information contained herein, the matters discussed in this press release include forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These statements include those concerning the consummation of the Merger and, if consummated, the Merger’s potential benefits and effects, including but not limited to any statements concerning revenues of the combined company. In some cases, forward-looking statements can be identified by terminology such as “will”, “expects”, “intended”, “projected”, “should”, “believes” and similar expressions. The forward-looking statements contained in this press release are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, without limitation: (i) the potential for the transaction disclosed herein to fail to close due to (a) the non-receipt of fairness opinions by one or both companies, (b) the decision by the shareholders of either or both companies to reject the transaction, (c) the failure by either or both companies to receive all legal and regulatory approvals necessary to complete the transaction, or (d) for any other reason including or not including those identified herein; (ii) the benefits of the transaction, disclosed or undisclosed herein, to either company failing to materialize to the degree expected or not at all; (iii) the terms of the proposed transaction changing to a material degree prior to closing; (iv) the potential value of either company changing significantly as a result of this announcement or any subsequent event; (v) the inability of management to successfully integrate the operations of the two companies; (vi) the inability of the combined companies to achieve expected growth in revenues or expected improvements in operating results; (vii) the inability of the companies to raise enough capital necessary to grow or sustain operations following or prior to closing of the proposed transaction; (viii) the business, operating and financial risks specific to each of ProsoftTraining and Trinity Learning Corporation whether or not disclosed previously by either company; and (ix) the other risks and uncertainties specific to each of ProsoftTraining and Trinity Learning Corporation, as outlined in the companies’ filings with the Securities and Exchange Commission, including, but not limited to, the companies’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Neither ProsoftTraining nor Trinity Learning Corporation undertakes any obligation to update this forward-looking information or any other information related to the proposed transaction unless required by laws or regulations covering such transactions.